Exhibit 10.2
ESCROW AGREEMENT
          This ESCROW AGREEMENT (this “Agreement”), dated as of [ • ], 2009, is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, having an office at 161 North Concord Exchange, St. Paul, Minnesota (“Wells Fargo”), as escrow agent (the “Escrow Agent”), Vowel Representative, LLC, a Delaware limited liability company, solely in its capacity as stockholders’ representative (in such capacity, the “Stockholders’ Representative”), Cambium Holdings, Inc., a Delaware corporation (“Holdco”), Voyager Learning Company, a Delaware corporation (“Vowel”), and Richard Surratt, an individual residing at [•](“Surratt”).
          A. Holdco, Vowel, VSS-Cambium Holdings II Corp., a Delaware corporation, Vowel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco (“Vowel Merger Sub”), and Consonant Acquisition Corp., a Delaware corporation, a wholly-owned subsidiary of Holdco (“Consonant Merger Sub”) and the Stockholder’s Representative, have entered into an Agreement and Plan of Mergers, dated as of June 20, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Vowel Merger Sub will merge with and into Vowel (the “Vowel Merger”), with Vowel surviving the Vowel Merger as a wholly-owned subsidiary of Holdco, and Consonant Merger Sub will merge with and into Consonant (the “Consonant Merger”), with Consonant surviving the Consonant Merger as a wholly-owned subsidiary of Holdco.
          B. Each share of Vowel’s common stock, par value $0.001 per share (“Vowel Common Stock”), outstanding immediately prior to the effective time of the Vowel Merger (the “Effective Time”), upon the Effective Time was converted into, among other merger consideration therefor, the right to receive one contingent value right (each a “CVR”) issued by Holdco in accordance with the terms and conditions set forth in the Merger Agreement and that certain Contingent Value Rights Agreement, dated as the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “CVR Agreement”), by and among Holdco, the Stockholders’ Representative and Wells Fargo, as rights agent and initial CVR registrar (including any successor rights agent under the CVR Agreement, the “Rights Agent”).
          C. In accordance with the terms and conditions of the Merger Agreement, (i) Vowel is obligated at the Effective Time to deposit, or cause its Subsidiaries (as that term is defined in the Merger Agreement) to deposit, with the Escrow Agent for deposit into an escrow account to be established under this Agreement (the “CVR Escrow Account”), the Vowel Tax Refund Holdback Amount (as that term is defined in the Merger Agreement), if any, for the purpose of funding certain payments under the CVR Agreement, (ii) after the Effective Time, Vowel is obligated to deposit, and Holdco is obligated to cause Vowel to deposit, with the Escrow Agent for deposit into the CVR Escrow Account, (a) all Vowel Tax Refunds (as that term is defined in the Merger Agreement), for the purpose of further funding the payments under the CVR

Agreement, and (b) an agreed upon portion of the Vowel Shared Tax Offset Amounts, as contemplated in Section 5.23(c) of the Merger Agreement, (iii) Vowel, or a trustee or administrator under the applicable Liability Funding Document, is obligated to deposit, and Holdco is obligated to cause Vowel to deposit, with the Escrow Agent for deposit into a separate escrow account to be established under this Agreement (the “Excess Employee Payment Account”) the Excess Employee Payment Amounts, (iv) pursuant to Section 5.23(c) of the Merger Agreement, Holdco and its Subsidiaries are entitled to receive funds from the CVR Escrow Account to satisfy the Agreed Contingencies, including an agreed upon portion of reasonable documented out-of-pocket costs, expenses or liabilities incurred by Holdco or any of its Subsidiaries from and after the Effective Time that reasonably relate to Agreed Contingencies (which documented costs for the avoidance of doubt, are included in the definition of “Agreed Contingencies”), and (v) pursuant to Section 5.22(b) of the Merger Agreement, Holdco and its Subsidiaries are entitled to receive funds from the CVR Escrow Account to satisfy the Vowel Tax Refund Documented Costs (as that term is defined in the Merger Agreement), in each case, to be held by the Escrow Agent, and thereafter paid or disbursed by the Escrow Agent, in accordance with the terms hereof. The amounts deposited into the CVR Escrow Account, together with all interest, dividends or profit on or proceeds or other income earned thereon, are referred to collectively herein as the “CVR Escrow Fund”, and the amounts deposited into the Excess Employee Payment Account, together with all interest, dividends or profit on or proceeds or other income earned thereon, are referred to collectively herein the “Excess Employee Payment Fund”.
          D. Pursuant to Section 5.24 of the Merger Agreement, Vowel is obligated to pay to the Escrow Agent for deposit into a separate escrow account to be established under this Agreement (the “280G Escrow Account”, and together with the CVR Escrow Account and the Excess Employee Payment Account, the “Escrow Accounts”) for the purpose of discharging certain tax gross-up obligations (the “Tax Gross-Up Obligations”) of Vowel to Surratt, the President and Chief Executive Officer of Vowel, for taxes which may become due by Surratt in connection with Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) an amount equal to $3,000,000 (including all interest, dividends or profit on or proceeds or other income earned thereon, the “280G Escrow Fund”, and together with the Excess Employee Payment Fund and the CVR Escrow Fund, the “Escrow Funds”).
          E. The parties desire to set forth the terms and conditions pursuant to which the Escrow Funds will be established, maintained and released, and such terms and conditions are set forth in this Agreement.
          F. The parties further desire that the Escrow Agent shall serve, and the Escrow Agent is willing to serve, as an escrow agent pursuant to the terms and conditions set forth herein.
          Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement. The parties hereto acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Agreement to the

Merger Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Agreement.
          Accordingly, in consideration of the foregoing, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
          1. Escrow Agent and Escrow Accounts.
               1.1 Escrow Accounts. The Stockholders’ Representative, Holdco and Vowel do hereby (a) consent to the establishment of the CVR Escrow Fund and the Excess Employee Payment Fund to provide a source of funds for the satisfaction of the CVR Payment Amounts (as defined in the CVR Agreement) pursuant to the CVR Agreement and (b) consent to the establishment of the 280G Escrow Fund to provide a source of funds for the satisfaction of the Tax Gross-Up Obligations.
               1.2 Surratt. Surratt hereby consents to the establishment of the 280G Escrow Fund to provide the sole source of funds for the satisfaction of the Tax Gross-Up Obligations.
               1.3 Escrow Agent. Vowel, Holdco, the Stockholders’ Representative and Surratt hereby appoint the Escrow Agent as escrow agent and the Escrow Agent desires and is willing to act and serve as escrow agent pursuant to the terms and conditions of this Agreement.
               1.4 Joint Instructions. Notwithstanding any provision herein to the contrary, the Escrow Agent shall distribute or pay any amount held in (i) the CVR Escrow Fund pursuant to any joint written instructions received by the Escrow Agent from Holdco and the Stockholders’ Representative, executed by Holdco and the Stockholders’ Representative, (ii) the Excess Employee Payment Fund pursuant to any written instructions received from Holdco and the Stockholders’ Representative, executed by Holdco and the Stockholders’ Representative, and (iii) the 280G Escrow Fund pursuant to any joint written instructions received by the Escrow Agent from Holdco and the Stockholders’ Representative and Surratt, executed by Holdco and the Stockholders’ Representative and Surratt.
          2. Investment of the Escrow Funds.
               2.1 Investment. The Escrow Agent is hereby directed to deposit, transfer, hold and invest the Escrow Funds in the “100% FDIC Insured Non-interest Bearing Deposit Account” in accordance with the investment election form delivered by the Stockholders’ Representative and Holdco to the Escrow Agent prior to the Effective Time. Each of the parties hereby acknowledges that: (i) Holdco and the Stockholders’ Representative have full power to jointly direct investments of the CVR Escrow Fund, (ii) the Stockholders’ Representative, Surratt and Holdco have full power to jointly direct investments of the 280G Escrow Fund and (iii) the investment direction in this Section 2.1 may be changed at any time and from time to time, by (x) written notice of the Stockholders’ Representative in the case of the Excess Employee Payment

Fund, and (y) joint written notice of (A) Holdco and the Stockholders’ Representative in the case of the CVR Escrow Fund, and (B) the Stockholders’ Representative, Surratt and Holdco, in the case of the 280G Escrow Fund (any investments made in accordance with any of clauses (i) through (iii) above of this Section 2.1 are hereinafter referred to as “Permitted Investments”).
               (a) Interest and other earnings on Permitted Investments with respect to an Escrow Fund shall be added to the Escrow Account for such Escrow Fund and shall be subject to distribution in accordance with this Agreement. Any loss or expenses incurred as a result of a Permitted Investment with respect to an Escrow Fund will be borne by the Escrow Account for such Escrow Fund.
               (b) The Escrow Agent is hereby authorized to execute purchases and sales of Permitted Investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.
               (c) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The Escrow Agent is hereby authorized, in making or disposing of any Permitted Investment, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The parties hereto acknowledge and agree that the Escrow Agent is not providing investment supervision, recommendations, or advice.
               (d) Vowel, Holdco, the Stockholders’ Representative and Surratt acknowledge and agree that the delivery of the Escrow Funds by the Escrow Agent is subject to the sale and final settlement of Permitted Investments. Proceeds of a sale of Permitted Investments will be delivered on the Business Day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such Permitted Investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding Business Day.
               2.2 Monthly Statements from the Escrow Agent to the Parties. The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in each of the Escrow Accounts for the preceding month. No such statement need be rendered for an Escrow Account if no activity occurred for such month with respect to such Escrow Account.
          3. Withdrawal Procedures and Payments.
               3.1 Payment of Agreed Contingencies.
               (a) If at any time or from time to time, Holdco determines in good faith that it is entitled to any amounts from the CVR Escrow Fund as a result of any Agreed Contingency in accordance with Section 5.23 of the Merger Agreement, it shall give written notice (a “Agreed Contingency Payment Notice”) to the Escrow Agent and the Stockholders’ Representative of such withdrawal to be made from the CVR Escrow Fund, which notice shall include the following: (i) a calculation of the amount of the Agreed Contingency to be released from the CVR Escrow Fund, after applying the $250,000 deductible and the sharing mechanism as and to the extent set forth in Section 5.23(c) of the Merger Agreement (each, a “AC Payment Amount”); (ii) an appropriate cross-reference to Section 9.15(i) to Vowel Disclosure Schedule identifying the Agreed Contingency, (iii) a cumulative calculation showing the amounts, if any, previously expended to pay, settle or defend all Agreed Contingencies, (iv) reasonable evidence (in the form of a bill, assessment, notice, invoice, receipt or other writing) that the amount of such Agreed Contingency has been paid or is due and payable, provided that any bill, invoice, receipt or other evidence relating to fees and expenses shall contain reasonable detail regarding such fees and expenses, and (v) solely with respect to any Agreed Contingency that constitutes a Specified Agreed Contingency, a certificate executed by Holdco’s Chief Executive Officer or Chief Financial Officer stating that Holdco and/or Vowel, as the case may be, have satisfied in full their obligations under clauses (i) and (ii) of Section 5.23(c) of the Merger Agreement with respect to the Specified Agreed Contingency.
               (b) The Stockholders’ Representative may in good faith object to the amounts set forth in the Agreed Contingency Payment Notice based solely on one or more of the following grounds: (i) that the liability described in the Agreed Contingency Payment Notice is not listed on Section 9.15(i) to Vowel Disclosure Schedule, (ii) that Holdco has failed to properly calculate Vowel’s portion of the Agreed Contingency in accordance with Section 5.23(c) of the Merger Agreement, (iii) in the case of an expense incurred to defend or settle an Agreed Contingency, that such expense is not a reasonable documented out-of-pocket expense incurred after the Effective Time that reasonably relates to an Agreed Contingency listed on Section 9.15(i) to Vowel Disclosure Schedule and/or (iv) that the Agreed Contingency Payment Notice does not contain the information required by Section 3.1(a). The Stockholders’ Representative shall deliver written notice of such objection (a “AC Objection Notice”) to the Escrow Agent and Holdco within ten (10) Business Days after an Agreed Contingency Payment Notice was received by it in accordance with the terms of Sections 3.1(a) and 13 of this Agreement, which notice must set forth in reasonable detail an explanation as to why one or more of the enumerated grounds for objection set forth above is applicable and a calculation of the amount of the Agreed Contingency that it reasonably believes should apply, if any (the “AC Agreed Upon Amount”) to the extent that such amount is less than the applicable AC Payment Amount; provided, however, if the Stockholders’ Representative shall fail to timely deliver an AC Objection Notice in accordance with this sentence (which notice must include such detail as is required by this paragraph), it shall have thereupon irrevocably waived any right to object to such Agreed Contingency Payment Notice. On the date that is eleven (11) Business Days after receipt by the Escrow Agent of the Agreed Contingency Payment Notice, the Escrow Agent shall pay Holdco from the CVR Escrow Account the AC Payment Amount shown in the applicable Agreed Contingency Payment Notice unless the Escrow Agent shall have timely received an AC Objection Notice from the Stockholders’

Representative (which notice must have included such detail as is required by this paragraph), in which case, the Escrow Agent shall (x) pay Holdco from the CVR Escrow Account the AC Agreed Upon Amount, if any, shown in the applicable AC Objection Notice (if any) and (y) delay the payment of the difference between the applicable AC Payment Amount and the corresponding AC Agreed Upon Amount (such difference, which represents the amount which has been disputed by the Stockholders’ Representative pursuant to this Section 3.1(b), is herein referred as a “AC Disputed Amount”) until such AC Objection Notice has been resolved in accordance with Section 3.7 of this Agreement. The Escrow Agent will deduct payments first from principal and second on interest on any payments made from the CVR Escrow Fund.
               3.2 Payment of Documented Costs.
               (a) If at any time or from time to time, Holdco determines in good faith that it is entitled to any amounts from the CVR Escrow Fund as a result of any Vowel Tax Refund Documented Costs in accordance with Section 5.22(b) of the Merger Agreement it shall give written notice (a “Documented Cost Payment Notice”) to the Escrow Agent and the Stockholders’ Representative of such withdrawal to be made from the CVR Escrow Fund, which notice shall include the following: (i) a calculation of the amount of the Vowel Tax Refund Documented Costs to be released from the CVR Escrow Fund (each, a “DC Payment Amount”), and (ii) reasonable evidence (in the form of a bill, assessment, notice, a reasonably detailed invoice, receipt or other writing) that the amount of such Vowel Tax Refund Documented Costs has been paid or is due and payable, provided that any bill, invoice, receipt or other evidence relating to fees and expenses shall contain reasonable detail regarding such fees and expenses.
               (b) The Stockholders’ Representative may in good faith object to the amounts set forth in the Documented Cost Payment Notice based solely on the grounds that (i) any of the Vowel Tax Refund Documented Costs is not a reasonable documented out-of-pocket cost, expense or liability incurred by Holdco or any of its Subsidiaries after the Effective Time that reasonably relates to obtaining the Vowel Tax Refunds or (ii) the Documented Cost Payment Notice does not contain the information required by Section 3.2(a). The Stockholders’ Representative shall deliver written notice of such objection (a “DC Objection Notice”) to the Escrow Agent and Holdco within ten (10) Business Days after a Documented Cost Payment Notice was received by it in accordance with the terms of Sections 3.2(a) and 13 of this Agreement, which notice must set forth in reasonable detail an explanation as to why any such Vowel Tax Refund Documented Costs is not reasonable or otherwise applicable to the subject Vowel Tax Refund and a calculation of the amount of the Vowel Tax Refund Documented Costs that it reasonably believes should apply, if any (the “DC Agreed Upon Amount”) to the extent that such amount is less than the applicable DC Payment Amount; provided, however, if the Stockholders’ Representative shall fail to timely deliver a DC Objection Notice in accordance with this sentence (which notice must include such detail as is required by this paragraph), it shall have thereupon irrevocably waived any right to object to such Documented Cost Payment Notice. On the date that is eleven (11) Business Days after receipt by the Escrow Agent of the Documented Cost Payment Notice, the Escrow Agent shall pay Holdco from the CVR Escrow Account the DC Payment Amount shown in the applicable Documented Cost Payment Notice unless the Escrow Agent shall have timely received a DC Objection Notice from the Stockholders’ Representative, in which case, the Escrow Agent shall (x) pay Holdco from the CVR Escrow Account the DC Agreed Upon Amount, if any, shown in the applicable DC Objection Notice and (y) delay the payment of the difference between the applicable DC Payment Amount and the corresponding DC Agreed Upon Amount (such difference, which represents the amount which has been disputed by the Stockholders’ Representative pursuant to this Section 3.2(b), is herein referred as a “DC Disputed Amount”) until such DC Objection Notice has been resolved in accordance with Section 3.7 of this Agreement. The Escrow Agent will deduct payments first from principal and second on interest on any payments made from the CVR Escrow Fund.
               3.3 Withdrawal of Amounts from the 280G Escrow Fund.
               (a) If, at any time or from time to time prior to October 15, 2013 (the “280G Termination Date”), Surratt has delivered to the Escrow Agent and Holdco a written notice, duly notarized, from Surratt substantially in the form of Exhibit A attached hereto (the “280G Payment Notice”) it shall, within five (5) Business Days after receipt of such notice, pay to Surratt the amount set forth in the 280G Payment Notice by wire transfer of immediately available funds to the account set forth on the 280G Payment Notice. The 280G Payment Notice will include the name of the bank to which such payments shall be made, account name at the bank, account number at the bank to which such payments shall be made, ABA routing number of the bank and any further credit instructions for payment to the account. For the avoidance of doubt, if Surratt has timely executed and delivered the 280G Payment Notice in the form of Exhibit A (without substantive modification thereto and without any modification to Section 4 thereof), no party shall have the right to dispute or contest the payment to Surratt in accordance with this Section 3.3; provided, however, if Surratt substantively modifies the 280G Payment Notice or makes any modification to Section 4 thereof, then, Holdco shall be entitled to deliver a written notice to Surratt and the Escrow Agent objecting thereto within ten (10) Business Days after receipt of the 280G Payment Notice (such objection notice being referred to as the “Holdco 280G Objection Notice”), and the Escrow Agent shall delay funding such 280G Payment Notice until the sooner of (x) Surratt rescinds the modified notice and re-submits a new 280G Payment Notice, within ten (10) Business Days after receipt of the Holdco 280G Objection Notice, without such modifications, or (y) Surratt and Holdco deliver a written payment instruction executed by both of them to the Escrow Agent, within ten (10) Business Days after receipt of the Holdco 280G Objection Notice, directing the funding of such 280G Payment Notice.
               (b) If and to the to the extent that: (i) on the 280G Termination Date, any amounts remain in the 280G Escrow Account and Surratt has not timely delivered a 280G Payment Notice (in accordance with and subject to the last sentence in Section 3.3(a) including its proviso) with respect to such then remaining escrow funds, or (ii) at any time on or prior to the 280G Termination Date, Surratt delivers a written, notarized, confirmation to the Escrow Agent that he is the beneficiary of an insurance policy with respect to any potential liability which may be incurred by him in connection with the Tax Gross-Up Obligations (the “280G Insurance Policy Notice”), then, in the absence of the receipt by the Escrow Agent of a Holdco 280G Payment Notice (as hereinafter defined), the Escrow Agent shall on the eleventh (11th) Business Day after (x) the 280G Termination Date or (y) the date it received the 280G Insurance Policy Notice, as the case may be, pay to the Rights Agent, in immediately available funds, all of the 280G Escrow Fund then remaining in the 280G Escrow Account less the amount of the payment to be made pursuant to any then unpaid 280G Payment Notice in accordance with Section 3.3(a) (such net amount, the “280G Escrow Fund Balance”).
               (c) If there exists both a 280G Excess Amount as of the Closing and a 280G Escrow Fund Balance on the 280G Termination Date or the date Holdco received the 280G Insurance Policy Notice, as the case may be, Holdco shall give written notice (the “Holdco 280G Payment Notice”) to the Escrow Agent and the Stockholders’ Representative within ten (10) Business Days after such date, setting forth (i) the 280G Excess Amount and (ii) directing the Escrow Agent to pay to (A) Holdco an amount equal to the lesser of the 280G Excess Amount and the 280G Escrow Fund Balance (such amount, the “Holdco 280G Payment Amount”), and (B) the Rights Agent the amount, if any, of the 280G Escrow Fund Balance (including all interest, dividends or profit on or proceeds or other income earned thereon) after giving effect to the payment of the 280G Excess Amount (the amount to be paid to the Right Agents pursuant to Section 3.3(b) or this Section 3.3(c), as the case may be, the “280G Returned Amount”), and the Stockholders’ Representative shall have the right, within ten (10) Business Days after receipt of the Holdco 280G Payment Notice, to object to the calculations set forth in the Holdco 280G Payment Notice, by written notice delivered to the Escrow Agent and Holdco, solely on account of a mathematical error. On the date that is eleven (11) Business Days after receipt by the Escrow Agent of the Holdco 280G Payment Notice, unless the Escrow Agent has received an objection notice from the Stockholders’ Representative in accordance with the preceding sentence, the Escrow Agent shall pay (x) Holdco from the 280G Escrow Fund the Holdco 280G Payment Amount, and (y) to the extent any amounts remain in the 280G Escrow Account after the making of the Holdco 280G Payment Amount, the Rights Agent from the 280G Escrow Fund the entire amount remaining in the 280G Escrow Account including all interest, dividends or profit on or proceeds or other income earned thereon. Notwithstanding anything to contrary set forth in this Section 3.3(c), if Holdco fails to deliver the Holdco 280G Payment Notice within the time period contemplated above in this paragraph, then the Stockholders’ Representative shall have the right, but not the obligation, to deliver such Holdco 280G Payment Notice, whereupon Holdco shall have the same objection rights as are contemplated in this paragraph for the Stockholders’ Representative.
               (d) The Escrow Agent will deduct payments made pursuant to this Section 3.3 first from principal and second on interest on any payments made from the 280G Escrow Fund.
               (e) By executing and delivering this Agreement, Surratt hereby acknowledges and agrees, that in consideration for the deposit by Vowel with the Escrow Agent into the 280G Escrow Account of the sum of $3,000,000 pursuant to Section 5.24 of the Merger Agreement, he hereby releases and forever discharges Holdco, Vowel, each of their respective subsidiaries and affiliates, and each of the foregoing’s respective successors, assigns, officers, directors, shareowners, members, managers, agents and employees (collectively, the “Released Parties”), of and from any and all liabilities, debts, obligations, promises, covenants, agreements, contracts, controversies, suits, actions, causes of action, judgments, executions, damages, claims or demands in law or in equity, known or unknown, liquidated or contingent, material or immaterial, from the beginning of time to the present relating to the Tax Gross-Up Obligations (each, a “Claim”), which Surratt, his heirs, successors, personal representatives, estate or devisees has or may have against the Released Parties, or any of them, including those Claims relating to the Tax Gross-Up Obligations that Surratt is unaware of. Surratt hereby represents and warrants that the deposit of the foregoing sum satisfies in full all of Holdco’s and Vowel’s and each of their respective Subsidiaries obligations with respect to any claim he may have against any of them solely relating to Sections 4999 and 280G of the Code.
               3.4 Working Capital Adjustment.
               (a) If, in accordance with the terms and conditions of Section 5.27 of the Merger Agreement, Holdco becomes entitled to receive a Working Capital Adjustment, Holdco shall have the right at any time to give written notice (the “WC Payment Notice”) to the Escrow Agent and the Stockholders’ Representative of such withdrawal to be made from the CVR Escrow Fund, which notice shall set forth the amount of the Working Capital Adjustment to be withdrawn from the CVR Escrow Fund (the “WC Payment Amount”) and, with respect to any amounts contemplated in clause (z) of the definition of Working Capital Adjustment (such amounts, “WC Costs”), to the extent not expressly set forth in the Working Capital Award, reasonable evidence (in the form of a bill, assessment, notice, invoice, receipt or other writing) that the amount of such fees or expenses has been paid or is due and payable, provided that any bill, invoice, receipt or other evidence relating to fees and expenses shall contain reasonable detail regarding such fees and expenses.
               (b) The Stockholders’ Representative may in good faith object to the amounts described in clause (y) of the definition of Working Capital Adjustment set forth in the WC Payment Notice based solely on one or more of the following grounds: (i) the Working Capital Dispute has not been resolved in accordance with the terms and conditions of the Merger Agreement, (ii) the amount set forth in the WC Payment Notice does not equal the amount of the payment to be paid pursuant to a Working Capital Adjustment as determined in accordance with the terms of the Merger Agreement or (iii) solely with respect to WC Costs to the extent such WC Costs are not expressly set forth in the Working Capital Award, the WC Payment Notice does not contain the information required by Section 3.4(a). The Stockholders’ Representative shall deliver written notice of such objection (the “WC Objection Notice”) to the Escrow Agent and Holdco within ten (10) Business Days after a WC Payment Notice was received by it in accordance with the terms of Sections 3.4(a) and 13 of this Agreement, which notice must set forth the grounds for such objection and, to the extent that such objection is to the calculation of the WC Payment Amount, a calculation of the amount of the Working Capital Adjustment it reasonably believes should be withdrawn from the

CVR Escrow Fund, if any (the “WC Agreed Upon Amount”), to the extent that such amount is less than the WC Payment Amount; provided, however, if the Stockholders’ Representative shall fail to timely deliver a WC Objection Notice in accordance with this sentence, it shall have thereupon irrevocably waived any right to object to the WC Payment Notice. On the date that is eleven (11) Business Days after the receipt by the Escrow Agent of the WC Payment Notice, the Escrow Agent shall pay Holdco from the CVR Escrow Account the WC Payment Amount shown in the WC Payment Notice unless the Escrow Agent shall have timely received the WC Objection Notice from the Stockholders’ Representative, in which case, the Escrow Agent shall (x) pay Holdco from the CVR Escrow Account the WC Agreed Upon Amount, if any, shown in the WC Objection Notice and (y) delay the payment of the difference between the applicable WC Payment Amount and the WC Agreed Upon Amount (such difference, which represents the amount which has been disputed by the Stockholders’ Representative pursuant to this Section 3.4(b), is herein referred as the “WC Disputed Amount”) until the WC Objection Notice has been resolved in accordance with Section 3.7 of this Agreement. The Escrow Agent will deduct payments first from principal and second on interest on any payments made from the CVR Escrow Fund.
               3.5 Withdrawals by Stockholders’ Representative.
               (a) At any time and from time to time as it deems appropriate, the Stockholders’ Representative may provide written notice (“Expense Notice”) to Holdco and the Escrow Agent that it desires to withdraw funds from the CVR Escrow Fund and/or the Excess Employee Payment Fund for the purpose of paying reasonable compensation to, or any reasonable out-of-pocket fees or expenses of, the Stockholders’ Representative pursuant Article VIII of the Merger Agreement, as well as the reasonable fees and expenses of any attorneys, agents or other third parties engaged by the Stockholders’ Representative in connection with the performance of its duties or exercise of its rights hereunder, under the Merger Agreement or any other Transaction Document (in each case, as contemplated by Article VIII of the Merger Agreement).
               (b) Each Expense Notice shall contain (i) a detailed description of the purpose and amount of such withdrawal (each, an “Expense Payment Amount”), together with reasonable evidence (in the form of a bill, assessment, notice, invoice, receipt or other writing) that the amount of such fees or expenses has been paid or is due and payable, provided that any bill, invoice, receipt or other evidence relating to fees and expenses shall contain reasonable detail regarding such fees and expenses, and (ii) reasonable evidence that such out-of-pocket costs or expenses were incurred by Stockholders’ Representative in accordance with Article VIII of the Merger Agreement or in connection with the performance of its duties or exercise of its rights hereunder, under the Merger Agreement or any other Transaction Document (in each case, as contemplated by Article VIII of the Merger Agreement). Within five (5) Business Days after receipt of such Expense Notice, the Escrow Agent, without any approval, direction or other action of Holdco or Vowel, shall remit the amounts set forth in the Expense Notice to the Stockholders’ Representative by wire transfer of immediately available funds from the CVR Escrow Fund or the Excess Employee Payment Fund. The Expense

Notice will include the name of the bank to which such payments shall be made, account name at the bank, account number at the bank to which such payments shall be made, ABA routing number of the bank and any further credit instructions for payment to the account. The Escrow Agent will deduct payments first from principal and second on interest on any payments made from the CVR Escrow Fund and/or the Excess Employee Payment Funds, as applicable.
               3.6 CVR Payments
               (a) First CVR Payment. Within ten (10) Business Days after the First CVR Payment Event Date, Holdco shall give written notice to the Escrow Agent and the Stockholders’ Representative calculating in reasonable detail the First CVR Payment Amount (the “First CVR Payment Notice”). On or prior to the second Business Day following receipt of the First CVR Payment Notice, the Escrow Agent shall pay the Rights Agent from the CVR Escrow Account the First CVR Payment Amount shown in the First CVR Payment Notice, including all interest, dividends or profit on or proceeds or other income earned thereon. If the Stockholders’ Representative shall object to the calculation of the First CVR Payment Amount or any elements of such First CVR Payment Amount set forth in the First CVR Payment Notice (x) on account of mathematical error, (y) on account of a failure to include any Vowel Tax Refunds or the applicable portion of Vowel Shared Tax Offset Amounts received by Vowel or its Subsidiaries after the Effective Time and on or before the First CVR Payment Event Date, or (z) on the grounds that any Recoupment Amount included in the First CVR Payment Notice either has been paid or no notice for such Recoupment Amount has been delivered under this Section 3, or on any other grounds that would be permissible under Sections 3.1, 3.2, 3.3 or 3.4, as applicable, then the Stockholders’ Representative shall deliver a reasonably detailed written notice of such objection (the “First CVR Objection Notice”) to the Escrow Agent and Holdco within twenty (20) Business Days after the First CVR Payment Notice was received by it in accordance with the terms of this Section 3.6(a) and Section 13 of this Agreement, which notice must set forth a calculation of the additional amount that it reasonably believes should be paid to the Rights Agent (the “First CVR Disputed Amount”); provided, however, if the Stockholders’ Representative shall fail to timely deliver the First CVR Objection Notice in accordance with this sentence (which notice must include such detail as is required by this paragraph), it shall have thereupon irrevocably waived any right to object to such First CVR Payment Notice. If any portion of the First CVR Disputed Amount is determined to be payable as a result of the dispute resolution procedure in Section 3.7 of this Agreement, then such amount shall be paid to the Rights Agent within five (5) Business Days after resolution of the dispute, unless the Stockholders Representative (in its sole and absolute discretion) has previously elected by written notice to the Escrow Agent to defer such payment until the Second CVR Payment Event Date. Notwithstanding anything to contrary set forth in this Section 3.6(a), to the extent that Holdco fails to deliver the First CVR Payment Notice by the 10th Business Day after the First CVR Payment Event Date, then the Stockholders’ Representative shall have the right at any time after such 10th Business Day, but not the obligation, to deliver such First CVR Payment Notice, whereupon Holdco shall have the right to deliver the First CVR

Objection Notice within twenty (20) Business Days after the First CVR Payment Notice was received by it in accordance with the terms of this Section 3.6(a) and Section 13 of this Agreement. The First CVR Payment Notice will include the name of the bank to which such payments shall be made, account name at the bank, account number at the bank to which such payments shall be made, ABA routing number of the bank and any further credit instructions for payment to the account. The Escrow Agent will deduct payments first from principal and second on interest on any payments made from the CVR Escrow Fund.
               (b) Second CVR Payment. Within ten (10) Business Days after the Second CVR Payment Event Date, Holdco shall give written notice to the Escrow Agent and the Stockholders’ Representative calculating in reasonable detail the Second CVR Payment Amount (the “Second CVR Payment Notice”, and together with each Agreed Contingency Payment Notice, each Documented Cost Payment Notice, the 280G Payment Notice, the Holdco 280G Payment Notice, the WC Payment Notice, each Expense Notice and the First CVR Payment Notice, the “Payment Notices”, and each a “Payment Notice”). On or prior to the second Business Day after receipt of the Second CVR Payment Notice, the Escrow Agent shall pay the Rights Agent from the CVR Escrow Account the Second CVR Payment Amount shown in the Second CVR Payment Notice, plus all interest, dividends or profit on or proceeds or other income earned thereon. If the Stockholders’ Representative shall object to the calculation of the Second CVR Payment Amount set forth in the Second CVR Payment Notice (x) on account of mathematical error, (y) on account of a failure to include any Vowel Tax Refunds or the applicable portion of Vowel Shared Tax Offset Amounts received by Vowel or its Subsidiaries after the Effective Time and on or before the Second CVR Payment Event Date, or (z) on the grounds that any Recoupment Amount included in the Second CVR Payment Notice either has been paid or no notice for such Recoupment Amount has been delivered under this Section 3, or on any other grounds that would be permissible under Sections 3.1, 3.2, 3.3 or 3.4, as applicable, then the Stockholders’ Representative shall deliver a reasonably detailed written notice of such objection (the “Second CVR Objection Notice”, and together with each AC Objection Notice, each DC Objection Notice, the WC Objection Notice and the First CVR Objection Notice, the “Objection Notices”, and each an “Objection Notice”) to the Escrow Agent and Holdco within twenty (20) Business Days after the Second CVR Payment Notice was received by it in accordance with the terms of this Section 3.6(b) and Section 13 of this Agreement, which notice must set forth a calculation of the additional amount that it reasonably believes should be paid to the Rights Agent (the “Second CVR Disputed Amount”); provided, however, if the Stockholders’ Representative shall fail to timely deliver the Second CVR Objection Notice in accordance with this sentence (which notice must include such detail as is required by this paragraph), it shall have thereupon irrevocably waived any right to object to such Second CVR Payment Notice. If any portion of the Second CVR Disputed Amount is determined to be payable as a result of the dispute resolution procedure in Section 3.7 of this Agreement, then such amount shall be paid to the Rights Agent within five (5) Business Days after resolution of the dispute. Notwithstanding anything to contrary set forth in this Section 3.6(b), to the extent that Holdco fails to deliver the Second CVR Payment Notice by the 10th Business Day after the Second CVR Payment

Event Date, then the Stockholders’ Representative shall have the right at any time after such 10th Business Day, but not the obligation, to deliver such Second CVR Payment Notice, whereupon Holdco shall have the right to deliver the Second CVR Objection Notice within twenty (20) Business Days after the Second CVR Payment Notice was received by it in accordance with the terms of this Section 3.6(b) and Section 13 of this Agreement. The Second CVR Payment Notice will include the name of the bank to which such payments shall be made, account name at the bank, account number at the bank to which such payments shall be made, ABA routing number of the bank and any further credit instructions for payment to the account. The Escrow Agent will deduct payments first from principal and second on interest on any payments made from the CVR Escrow Fund.
               (c) Subsequent CVR Payment. If any funds remain in the CVR Escrow Account after the payments, if any, made from the CVR Escrow Fund pursuant to Section 3.6(b), then, to the extent such funds are subject to an Objection Notice, they shall remain in the CVR Escrow Account until such Objection Notice(s) is/are resolved in accordance with Section 3.7 of this Agreement. Upon resolution of the last such Objection Notice(s) in accordance with this Agreement, all such funds then remaining in the CVR Escrow Account shall promptly be paid either to the Rights Agent for further payment pursuant to the CVR Agreement in accordance with such resolution (if any, the “Subsequent CVR Payment Amount”) or to Holdco, as the case may be. Any payment notice given in connection with directing any such further payment will include the name of each bank to which such payments shall be made, account name at such bank, account number at the bank to which such payments shall be made, ABA routing number of such bank and any further credit instructions for payment to such account.
               (d) Treatment of Excess Employee Payment Fund. Holdco and the Stockholders’ Representative hereby acknowledge and agree that the Excess Employee Payment Fund has been included in the calculation of the First CVR Payment Amount and the Second CVR Payment Amount solely for purposes of convenience and shall not be deemed as part of the CVR Escrow Fund. If, at any time or from time to time after the date hereof and prior to the full distribution of the Excess Employee Payment Fund, the Stockholders’ Representative (in its sole and absolute discretion) desires to direct all or any portion of the Excess Employee Payment Fund to the Rights Agent for payment to the holders of the CVRs, Holdco shall promptly execute a joint direction letter to the Escrow Agent with respect to such payment and shall not have any right to object to such payment.
               3.7 Resolutions of Disputes.
               (a) If the Stockholders’ Representative (or Holdco pursuant to Section 3.6, as the case may be) shall have timely delivered an Objection Notice in accordance with the terms of this Agreement, then Holdco and the Stockholders’ Representative shall attempt to resolve the dispute subject to such Objection Notice as promptly as possible. If Holdco and the Stockholders’ Representative resolve such dispute, they shall deliver to the Escrow Agent a joint written notice (a “Settlement

Notice”) to that effect signed by a duly authorized representative of each of Holdco and the Stockholders’ Representative. Such Settlement Notice shall direct the Escrow Agent to pay from the CVR Escrow Fund to Holdco, the CVR Agent or retain the amount in the CVR Escrow Account, if any, agreed to by both Holdco and the Stockholders’ Representative in settlement of such dispute. If Holdco and the Stockholders’ Representative fail to resolve such dispute within thirty (30) calendar days after receipt by Holdco (or the Stockholders’ Representative pursuant to Section 3.6, as the case may be) of the Objection Notice corresponding to such dispute, either party may at any time thereafter commence an arbitration in order to finally resolve such dispute.
               (b) If Holdco or the Stockholders’ Representative commences arbitration pursuant to Section 3.7(a), such dispute shall be resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the Award (as defined below) rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators shall be three. The arbitrators must be independent of each party, meaning that neither they nor their current or past firm may have represented any party within the five (5) years preceding their appointment. The arbitrators shall be lawyers or retired judges. Within fifteen (15) days after the commencement of arbitration, each of Holdco and the Stockholders’ Representative shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within fifteen (15) days of their appointment. If the arbitrators selected by Holdco and the Stockholders’ Representative are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.
               (c) The arbitrators shall only have the power to construe this Agreement, the applicable provisions of the Merger Agreement, the applicable provisions of the CVR Agreement and applicable Law, solely for the purpose of determining whether and to whom payments are due in accordance with this Agreement. The place of the arbitration shall be New York, New York. The arbitrators shall: (a) commence the arbitration proceedings within ten (10) calendar days after the three arbitrators have been appointed, and conduct any hearings as they shall reasonably determine, (b) require such oral and written submissions as they reasonably determine; and (c) order a party to produce business records or other documentation reasonably related to the given dispute that are within such party’s possession and control as they reasonably determine. The arbitrators must issue their written opinion within ninety (90) days of the commencement of the arbitration proceeding (the “Award”), which Award shall specifically direct the Escrow Agent as to the payment of the amount in dispute, and contain an assessment of the fees and costs of such arbitration (consisting of the arbitrators’ reasonable fees and expenses, any amounts payable to the American Arbitration Association, and each party’s reasonable documented out-of-pocket attorneys fees and expenses incurred in connection with such arbitration) against the losing party.
               (d) Except as may be required by Law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Holdco and the Stockholders’ Representative, except that either party may deliver a copy of the Award to the Escrow Agent. If the Award assesses fees and expenses against Holdco in accordance with Section 3.7(c), then Holdco shall promptly pay an amount equal to such fees and expenses to the Escrow Agent for deposit into the CVR Escrow Account and such amount shall be added to the amount then payable from the CVR Escrow Fund to the Rights Agent for distribution under the CVR Agreement. If the Award assesses fees and expenses against the Stockholders’ Representative in accordance with Section 3.7(c), then the Escrow Agent shall promptly pay to Holdco from the CVR Escrow Fund, such fees and expenses. Except as provided in the immediately preceding sentence, upon receipt of the Award, the Escrow Agent shall promptly distribute funds from or retain funds in, as the case may be, the CVR Escrow Fund in accordance with the Award, including all interest, dividends or profit on or proceeds or other income earned thereon, less any fees and expenses paid pursuant to the immediately preceding sentence.
               3.8 Certain Tax Matters.
               (a) The parties hereto hereby acknowledge and agree that, for tax reporting with respect to federal, state and local taxes based on income, Holdco will be treated as the owner of each Escrow Fund and will report all income, gain, loss, credit or deduction, if any, that is earned on, or derived from or attributable to, any investment made from each such Escrow Fund as its income, gain, loss, credit or deduction, in the taxable year or years in which such income tax item is properly includible and pay any taxes attributable thereto, and as of the end of each calendar year and, to the extent required by the U.S. Internal Revenue Service (the “IRS”), such income shall be reported as having been earned by Holdco whether or not such income was disbursed during such calendar year. Holdco will provide the Escrow Agent with an IRS Form W-9 concurrently with its execution and delivery of this Agreement to comply with the Escrow Agent’s legal compliance obligations. The parties hereto understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Code and the rules and regulations of the IRS promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Funds.
               (b) Holdco shall be responsible for paying taxes (including any penalties and interest thereon) on all interest and other income earned on any Escrow Fund pursuant to this Agreement and for filing all necessary tax returns with respect to such income. None of Vowel, the Stockholders’ Representative, the holders of the CVRs (collectively, the “Holders”) or the Escrow Agent shall have any obligation to file or prepare any tax returns or prepare any other reports for any taxing authorities concerning matters covered by this Agreement with respect to income earned on any Escrow Fund. The Escrow Agent shall have no responsibility to provide tax forms relating to taxable transactions for claimants or closing payees.
               (c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of any portion of the funds in an Escrow Fund, the Escrow Agent shall satisfy such liability to the extent possible from such Escrow Fund. The parties hereto hereby agree, severally and not jointly, to indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Funds and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 3.8(c) is in addition to the indemnification provided in Section 5.3 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.
               (d) The Escrow Agent shall not be considered the payor with respect to payments made on Holdco’s, the Stockholders’ Representative’s, the Holders’ or Surratt’s behalf and pursuant to any Payment Notices, notice of an Award or similar disbursement or payment instructions. The Escrow Agent shall not be considered the payor with respect to payments made on Holdco’s, the Stockholders’ Representative’s, the Holders’ or Surratt’s behalf to non-resident aliens and, accordingly, is not the “withholding agent” for purposes of the payments as that term is defined under the rules and regulations of the IRS. The Escrow Agent has no direct knowledge of the recipients of the payments and is not in a position to characterize the nature of the payments made to recipients for tax purposes.
          4. Termination of Agreement. This Agreement shall become effective on the date hereof and its term (the “Term”) shall continue until and terminate upon the full distribution of all Escrow Funds pursuant to Section 3 hereof.
          5. Escrow Agent; Fees; Miscellaneous Matters Concerning Escrow Agent.
               5.1 The Escrow Agent shall be entitled to an administration fee of $2,500 and reimbursement of its reasonable customary and documented out-of-pocket expenses including, but not by way of limitation, the reasonable fees and costs of attorneys or agents which it may find necessary to engage in the performance of its duties hereunder, all to be paid one half by Holdco and one half from CVR Escrow Fund, and the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Funds, as the case may be, with respect to its unpaid fees and nonreimbursed expenses, superior to the interests of any other persons or entities. Except as expressly provided in the immediately preceding sentence, the Escrow Agent does not have any interest in the Escrow Funds deposited hereunder but is serving as escrow holder only and having only possession thereof.
               5.2 The Escrow Agent agrees to hold and safeguard the Escrow Funds and to perform its duties in accordance with the terms and provisions of this Agreement. Holdco, the Stockholders’ Representative and Surratt agree that the Escrow Agent does not assume any responsibility for the failure of Holdco, the Stockholders’ Representative or Surratt to perform any of their respective obligations in accordance with this Agreement, the Merger Agreement or any other agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent’s rights, duties, liabilities and immunities:

               (a) The Escrow Agent shall be protected in acting upon any written notice, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of any information therein contained, which the Escrow Agent believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, fiduciary, or individual acting on behalf of another party hereto, which the Escrow Agent in believes to be genuine, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, fiduciary’s or individual’s authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity.
               (b) The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence, recklessness or willful misconduct.
               (c) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be deemed to be acting in accordance with the opinion and instructions of such counsel. The reasonable costs of such counsel’s services shall be paid to the Escrow Agent in accordance with Section 5.1 above and clause (f) of this Section 5.2. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.
               (d) The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by the Merger Agreement, the CVR Agreement or any agreement of the other parties hereto (whether or not it has any knowledge thereof) or by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, until received and acknowledged by an officer in its Shareowner Services department in writing. The Escrow Agent shall have only those duties as are expressly provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Merger Agreement or the CVR Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT’S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT, OR (ii) SPECIAL, INDIRECT OR

CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.
               (e) In the event that any Escrow Account property shall be attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, and in the event that the Escrow Agent obeys or complies with any such writ, order, judgment or decree it shall not be liable to any of the parties hereto or to any other Person by reason of such compliance notwithstanding such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.
               (f) If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall be entitled to reimbursement for all reasonable documented costs and expenses related thereto as provided in Sections 6.1 and 6.3(c) hereof; provided, however, that the Escrow Agent shall not be entitled to any such reimbursement to the extent such litigation ultimately determines that the Escrow Agent acted with gross negligence or willful misconduct.
               (g) In the event that conflicting demands are made upon the Escrow Agent for any situation not addressed or addressed in this Agreement, the Escrow Agent may withhold performance of the terms of this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.
               (h) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, so long as such successor has capital and surplus of at least $5,000,000,000, shall be and become the successor Escrow Agent hereunder and vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
               (i) The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrently with the execution of this Agreement, the parties hereto shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibits B-1, B-2 and B-3 to this Agreement.
               (j) The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.
               (k) No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.
               (l) This Agreement is subject to the parties of this Agreement passing all necessary background, compliance and other required or best practice internal and/or mandated compliance measures. The Escrow Agent reserves the right to terminate this Agreement if findings in a compliance related background check or other source determine a reasonable cause eliminating opportunity to continue relation and Escrow Agreement.
               5.3 Holdco, Vowel, the Stockholders’ Representative (solely to the extent of the CVR Escrow Fund and the Excess Employee Payment Fund) and Surratt (solely to the extent of the 280G Escrow Fund) hereby agree, severally and not jointly, to indemnify the Escrow Agent for and to hold it harmless against any loss, liability or expense incurred without gross negligence, recklessness, willful misconduct on the part of the Escrow Agent arising out of or in connection with its performance under this Agreement. The obligations of Holdco, the Stockholders’ Representative and Surratt set forth in this Section 5.3 shall survive the termination or assignment of this Agreement and the resignation or removal of the Escrow Agent.
               5.4 Any tax returns required to be prepared and filed will be prepared and filed by the party which is reported to have received such income with the IRS in all years income is earned, whether or not income is received or distributed in any particular tax year (which party, in accordance with Section 3.8, shall be Holdco), and the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return with respect to any income earned by the Escrow Funds. Any taxes payable on income earned from the investment of the Escrow Funds shall be paid by the party which is reported to have received such income, whether or not the income was distributed by the Escrow Agent during any particular year (which party, in accordance with Section 3.8, shall be Holdco). The Escrow Agent shall have no obligation to pay any taxes or estimated taxes. After the Escrow Funds and the income earned thereon have been distributed by the Escrow Agent, Holdco, the Stockholders’ Representative and Surratt agree to cooperate and to file any amended reports which may be necessary in order to correct any filings with the IRS which reported income as having been earned by a party which did not actually receive such income.
               5.5 Notwithstanding any provision herein to the contrary, the parties agree that the Escrow Agent may interplead, should any controversy arise involving the parties hereto or any of them or any other Person with respect to this

Agreement or the Escrow Funds, or should a substitute escrow agent fail to be designated as provided herein, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the applicable Escrow Funds until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event the Escrow Agent is a party to any dispute, the Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Agreement or any of the Escrow Funds, Holdco, Vowel and the Stockholders’ Representative (solely to the extent of the CVR Escrow Funds and the Excess Employee Payment Fund) each hereby agree to reimburse the Escrow Agent for one-half (1/2) of its reasonable attorneys’ fees and any and all other expenses, losses, costs and damages incurred by the Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder any adverse claim or demand in the courts of the State of New York and the United States District Court located in New York County, New York and the parties agree to the jurisdiction of said Courts over their persons as well as the Escrow Funds.
               5.6 The Escrow Agent agrees that Holdco, Vowel, the Stockholders’ Representative and, to the extent the 280G Escrow Fund has been established and funds remain in the 280G Escrow Account to which Surratt is entitled, Surratt, may, by mutual written agreement executed by all of them (including Surratt in the case of the 280G Escrow Account) at any time, remove the Escrow Agent as escrow agent hereunder, and substitute another bank or trust company therefor, in which event, upon receipt of written notice thereof, payment of any accrued but unpaid fees due the Escrow Agent, and reimbursement of the Escrow Agent’s other fees and expenses, in accordance herewith, the Escrow Agent shall account for and deliver to such substituted escrow agent the entire Escrow Funds, and the Escrow Agent shall thereafter be discharged from all duties hereunder, except for its gross negligence or willful misconduct.
          6. Entire Agreement. This Agreement, the Merger Agreement and the CVR Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, whether written or oral, with respect to the subject matter hereof. Except for the Released Parties pursuant to Section 3.3 of this Agreement, there are no express, implied or intended third party beneficiaries of this Agreement. For the avoidance of doubt, none of the Holders or the Rights Agent shall be a beneficiary of this Agreement.
          7. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Stockholders’ Representative, Holdco and the Escrow Agent. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          8. Governing Law. This Agreement shall be governed by the laws of the State of New York without regard for choice of law or conflicts of law principles thereof. Each party hereby (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the State of New York with respect to all actions and proceedings arising out of or relating to this Agreement or the transaction contemplated hereby, (b) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such New York State or federal court and agrees not to commence an action or proceeding relating to this Agreement or the transactions contemplated hereby except in such courts, (c) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum, (d) consents to service of process upon it by mailing or delivering such service to the address set forth in Section 13 hereof, and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          9. Assignment. Subject to the provisions of Section 5.2(h), this Agreement shall not be assigned without the express written consent of the Stockholders’ Representative and Holdco (which consent may be granted or withheld in the sole discretion of the Stockholders’ Representative and Holdco); provided that Holdco shall be entitled to assign this Agreement to the same extent it is entitled to assign the Merger Agreement and the Stockholders Representative shall be entitled to assign this Agreement to any successor in accordance with Article VIII of the Merger Agreement. Notwithstanding the foregoing, no assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until reasonable written evidence of such assignment shall be delivered to the Escrow Agent.
          10. Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which, when executed, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or by electronic transmission of portable document format (PDF) files or tagged image file format (TIF) files shall constitute effective execution and delivery of this Agreement and may be used in lieu of the originally executed Agreement for all purposes. Signatures of the parties transmitted by facsimile or by electronic transmission of portable document format (PDF) files or tagged image file format (TIF) files shall be deemed to be their original signatures for all purposes.
          11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          12. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
          13. Notices. All notices, requests, consents and demands to or upon the respective parties hereto will be in writing and will be deemed received (a) on the date of delivery if delivered personally, (b) on the date that written confirmation of transmission is received if by telecopy, facsimile or e-mail transmission of portable document format (PDF) files or tagged image file format (TIF) files, provided that such written confirmation is received on a Business Day on or prior to 3:00 p.m., New York City time, or if received after such time or on a day other than a Business Day, then on the first Business Day thereafter, (c) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (d) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Any notice required to be delivered to more than one party under this Agreement shall be delivered by such method(s) under this Section 13 to ensure that all parties required to be recipients of said notice are deemed to have received such notice on the same day pursuant to this Section 13. All notices hereunder must be delivered as set forth below, or pursuant to instructions as may be designated in writing by the party to receive such notice:
If to Holdco or Vowel, to:
c/o Veronis Suhler Stevenson
350 Park Avenue
New York, New York 10022
Attention: Scott J. Troeller
Tel: 212.381.8420
Fax: 212.381.8168
E-mail: troellers@vss.com
with a copy (which will not constitute notice) to:
Lowenstein Sandler PC
1251 Avenue of the Americas, 18th Floor
New York, New York 10020
Attention: Steven E. Siesser, Esq.
Tel: 212.204.8688
Fax: 973.597.2507
E-mail: ssiesser@lowenstein.com

If to the Stockholders’ Representative, to:
Vowel Representative, LLC
c/o Perkins Coie LLP
131 South Dearborn Street, Suite 1700
Chicago, Illinois 60603
Attention: Phil Gordon, Esq.
Tel: 312.324.8600
Fax: 312.324.9400
E-mail: pgordon@perkinscoie.com
with a copy (which will not constitute notice) to:
Perkins Coie LLP
131 South Dearborn Street, Suite 1700
Chicago, Illinois 60603
Attention: Phil Gordon, Esq. and Jim Cruger, Esq.
Tel: 312.324.8600
Fax: 312.324.9400
E-mail: pgordon@perkinscoie.com
             jcruger@perkinscoie.com
If to Surratt, to:
Richard Surratt
Tel:
Fax:
E-mail:
If to the Escrow Agent, to:
Wells Fargo Bank, National Association
MAC N9311-115
625 Marquette Ave
11th Floor
Minneapolis, Minnesota 55402-2308
Attention: Aaron Soper
Tel: (612) 667-5628
Fax: (612) 667-2149
E-mail: aaron.soper@wellsfargo.com
          14. Service of Process. Any and all service of process shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction. No notice shall be effective under this Agreement unless given in a manner that complies with Section 13 hereof.
          15. Certain Definitions. The following terms shall have the meanings ascribed thereto:
               (a) “Business Day” means any day other than a Saturday, Sunday or other day on which the Escrow Agent is not open for conducting business as an escrow agent, generally.
               (b) “Excess Employee Payment Amounts” has the meaning set forth in Section 5.24 of the Merger Agreement.
               (c) “First CVR Payment Amount” means an amount equal the sum of (A) 100% of the aggregate amount held in the Excess Employee Payment Account as of the First CVR Payment Event Date, plus (B) 50% of the excess, if any, of (x) the total amount held in the CVR Escrow Account as of the First CVR Payment Event Date, minus (y) the then-unpaid portion of any Recoupment Amount as of the First CVR Payment Event Date. For the avoidance of doubt, under no circumstances shall any amounts in the Excess Employee Payment Fund be reduced or offset by any amounts set forth in clause (y) in the preceding sentence.
               (d) “First CVR Payment Event Date” means the nine (9) month anniversary of the Effective Time.
               (e) “Recoupment Amount” means an AC Payment Amount, DC Payment Amount, WC Payment Amount or Expense Payment Amount, as such amounts are reflected in a notice given in accordance with this Agreement, whether or not an Objection Notice has been delivered and whether or not the period during which an Objection Notice may be delivered has expired.
               (f) “Second CVR Payment Amount” means an amount equal the (A) 100% of the aggregate amount held in the Excess Employee Payment Account as of the Second CVR Payment Event Date plus (B) the excess, if any, of (x) the total amount held in the CVR Escrow Account as of the Second CVR Payment Event Date, minus (y) the then-unpaid portion of any Recoupment Amount as of the Second CVR Payment Event Date. For the avoidance of doubt, under no circumstances shall any amounts in the Excess Employee Payment Account be reduced or offset by any amounts set forth in clause (y) in the preceding sentence.
               (g) “Second CVR Payment Event Date” means the eighteen (18) month anniversary of the Effective Time.
               (h) “Specified Agreed Contingency” means the Agreed Contingencies identified in Lines 5 and 6 of Section 9.15(i) of Vowel Disclosure Schedule.

               (i) “Working Capital Adjustment” means the sum, if any, without duplication, of (x) the payment to be made to Holdco pursuant to the mutual written agreement of Holdco and the Stockholders Representative pursuant to Section 5.27(b) of the Merger Agreement, plus (y) the amount set forth in the Working Capital Award (as that terms is defined in the Merger Agreement), plus (z) without duplication of any amounts set forth in the Working Capital Award or retained by Holdco pursuant to Section 5.27(e) of the Merger Agreement, any reasonable documented out-of-pocket fees and expenses of the prevailing party as determined by the Independent Accountant in accordance with Section 5.27(e) of the Merger Agreement.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

HOLDCO: CAMBIUM HOLDINGS, INC.
By:
Name:
Title:

VOWEL: VOYAGER LEARNING COMPANY
By:
Name:
Title:

STOCKHOLDERS’ REPRESENTATIVE: VOWEL REPRESENTATIVE, LLC, as Stockholders’ Representative
By:
Name:
Title:

SURRATT:

Richard Surratt

ESCROW AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent
By:
Name:
Title:

Signature Page to Escrow Agreement